Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the RE2, Inc. 2005 Stock Option Plan Amended and Restated (5-7-07) and RE2, Inc. Stock Incentive Plan of 2014, of our report dated March 29, 2022, with respect to the consolidated financial statements of Sarcos Technology and Robotics Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah
April 27, 2022